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                                                                     EXHIBIT 5.1

                         [THOMPSON & KNIGHT LETTERHEAD]



(817) 347-1700

                                 July 29, 1999


Data Return Corporation
801 Stadium Drive, Suite 117
Arlington, Texas 76011

Dear Sirs:

     We have acted as counsel for Data Return Corporation, a Texas corporation (the "Company"), in connection with the offering and sale by the Company (the "Offering") of shares (the "Shares") of Common Stock, par value $0.001 per share ("Common Stock"), of the Company having a value (based on aggregate offering price) of $86,250,000, consisting of (i) shares (the "Firm Shares") of Common Stock to be sold to the underwriters (the "Underwriters") that will be named in the Underwriting Agreement to be entered into between the Company and Bear, Stearns & Co. Inc., CIBC World Markets and Wit Capital Corporation, as representatives of the Underwriters (the "Underwriting Agreement"), and (ii) additional shares (the "Over-Allotment Shares") of Common Stock that will be purchasable by the Underwriters pursuant to an over-allotment option contained in the Underwriting Agreement. The Firm Shares and, if the over-allotment option is exercised by the Underwriters, the Over-Allotment Shares are to be offered to the public by the Underwriters pursuant to the Underwriting Agreement.

     We have participated in and are familiar with the corporate proceedings of the Company relating to the preparation of the Company's Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission on this date with respect to the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act").

     In connection with the foregoing, we have examined the originals or copies certified or otherwise authenticated to our satisfaction of the Registration Statement, and such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. As to various questions of fact material to such opinion, we have, where relevant facts were not independently established, relied upon certificates or statements of responsible officers of the Company.
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     Based upon the foregoing and in reliance thereon, and subject to the assumptions and qualifications hereinafter specified, it is our opinion that upon (a) the taking of action by the Board of Directors of the Company (or a duly constituted committee thereof) to determine the price at which the Shares are to be sold under the Underwriting Agreement and (b) the sale, upon effectiveness of the Registration Statement, of the Shares in accordance with the terms of the Underwriting Agreement for the price so determined, the Shares will be duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable.

     In rendering the opinion expressed herein, we have assumed that no action heretofore taken by the Board of Directors of the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn
after the date hereof.    We have also assumed that the Underwriting Agreement
will be executed and delivered by one or more officers of the Company duly authorized to do so by the Board of Directors.

     We are members of the Bar of the State of Texas only and do not purport to be experts on the laws of any state or jurisdiction other than the State of Texas and the United States, and we express no opinion herein as to the effect that the laws and decisions of courts of any jurisdiction other than the United States and the State of Texas may have upon the opinion expressed herein. We hereby consent to the reference to this firm in the Prospectus included in the Registration Statement under the caption "Legal Matters" as the attorneys who will pass upon the legal validity of the Shares, and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. The foregoing, however, shall not constitute "consent" to the use of our name as experts as provided for in Sections 7 and 11 of the 1933 Act.

                              Respectfully submitted,

                              THOMPSON & KNIGHT
                              A Professional Corporation



                              By:   /s/ Stephen B. Norris
                                    ---------------------
                                     Stephen B. Norris, Attorney